SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
170 S Green Valley Parkway Suite #300 Henderson, NV 89012 (Address of principal executive offices) Tel: (702) 318-7218
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 15, 2017, Craig Alford resigned from all officer positions with Oroplata Resources, Inc. (the “Company”) and simultaneously was appointed by the board of directors (the “Board”) to serve the Company as its Chief Operating Officer.  Mr. Alford has served as director of the Board since May 2016 and will continue to serve in such capacity.

On the same date, Michael Mason was appointed to serve as the Company’s Chief Executive Officer.  Mr. Mason has served as a member of the Board since July 22, 2016, and will continue to serve in such capacity.

Mr. Mason, age 71, received his Bachelor of Science Degree in Metallurgical Engineering from the University of Arizona and a Master's Degree in Business Administration specializing in Finance, from the University of California at Los Angeles. Mr. Mason is a seasoned mining executive with extensive experience worldwide in project due diligence, mine development, strategic planning, metals marketing, risk management and project financing as well as international trade and off-take agreements. He has worked on some of the world’s largest deposits including the Escondida Copper project in Chile, the Olympic Dam project in Australia, La Candelaria in Chile, and the San Cristobal Mine in Bolivia. Mr. Mason has also been associated with the commissioning, evaluation and management of large smelting operations across South America, India, Korea, Mexico, Canada and the U.S.

Throughout a career that has spanned 50 years Mr. Mason has held numerous senior and executive management positions. He has served as a director of Euromax Resources Ltd; President and COO of Global Gold Corporation; President of MBMI Int’l; CEO, President and Director of Metals Concentrates International; Managing Director, Senior Trader for Marc Rich as well as others.

There have been no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Mason (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Mason was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

ITEM 7.01 Regulation FD Disclosure

On February 17, 2017, the Company issued a press release announcing the management changes.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated February 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC.
Date: February 21, 2017	/s/ Michael Mason
Michael Mason, Chief Executive Officer

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